Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of Greystone Housing Impact Investors LP of our report dated February 23, 2023, relating to the balance sheet of America First Capital Associates Limited Partnership Two, appearing in the Annual Report on Form 10-K filed by Greystone Housing Impact Investors LP on February 23, 2023.

/s/ Lutz & Company, P.C.

Lutz & Company, P.C.

Omaha, Nebraska

June 8, 2023